                                                                    EXHIBIT 10.2
                                                                  CONFORMED COPY

                   SETTLEMENT AGREEMENT AND GENERAL RELEASE
                   ----------------------------------------

          THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE (hereinafter referred to as "the Agreement") is made and executed on the date indicated below by George Kadonada ("KADONADA") and US Facilities Corporation (hereinafter referred to as "USF"), to wind up KADONADA's employment at USF and to fully and finally resolve all matters between them.

                              W I T N E S S E T H

          WHEREAS, KADONADA is currently the Chief Executive Officer of USF and Chairman of the Board of Directors, and was a founder and the Chief Executive Officer of the Company for many years commencing in 1980;

          WHEREAS, KADONADA is currently employed by USF pursuant to an Employment Agreement dated November 1, 1991, as amended, whose term will expire on October 31, 1996;

          WHEREAS, a number of disputes have arisen between KADONADA and the Board of Directors relative to his performance as an employee of USF and relating to other events and circumstances as compiled and set forth more specifically in various corporate documents;

          WHEREAS, KADONADA, on the other hand, believes that he has been treated unfairly during the past year, has been defamed by one or more members of the Board of Directors, and that USF has breached its covenant of good faith and fair dealing as set forth more specifically in Paragraph 13 of said Employment Agreement. Pursuant to these concerns, he has made an official demand upon the Board of Directors for compensatory damages pursuant to Paragraph 13 thereof.

          The Board has now asked for KADONADA's resignation. He has agreed to resign, and both parties have agreed to settle fully and finally all differences between them as more specifically set forth below.

          NOW, THEREFORE, in consideration of the premises and promises herein contained, IT IS AGREED AS FOLLOWS:

          1.  No Admission By Either Party.  This Agreement shall not in any way
              ----------------------------
be construed as an admission by either USF or KADONADA that they have acted wrongfully with respect to each other or any other person, or that either party has any rights whatsoever against the other or against any of their current or former employees, officers, directors, representatives or agents, as applicable, and each specifically disclaims any liability to or wrongful acts against the other or any other person, on the part of themselves, their employees, officers, directors, partners or agents as applicable.

          2.  Consideration.  Upon execution of this Settlement and Release, USF
              -------------
and KADONADA will provide each to the other, as the case may be, the following consideration in addition to all other promises and covenants found herein:

I.  USF TO KADONADA
    ---------------
    a. Thirteen and one-half months of KADONADA's current salary in the aggregate amount of $450,000. This sum shall constitute a full and complete "buyout" of the remaining term of the November 1, 1991 Employment Agreement and shall be paid by USF check prior to 12:00 p.m. on March 20, 1995.

    b. Compensatory damages in the amount of $515,000 to compensate KADONADA for the alleged personal injuries he has suffered by reason of USF's alleged breach of the covenant of good faith and fair dealing and the alleged defamatory statements made by certain Board members. Said amount shall be paid by USF check by 12:00 p.m. on March 20, 1995.

    c. USF will transfer to KADONADA all right, title and interest to the 1991 Mercedes 300SL, License No. 2VIW565, which KADONADA currently is driving.

    d. In satisfaction of all outstanding vacation and sick pay claims, USF shall cancel the outstanding indebtedness of KADONADA to USF, including principal and interest (aggregating approximately $55,000).

    e. USF will pay the health insurance premiums for continuation of insurance coverage under COBRA for KADONADA and his dependents for 12 consecutive months through April 1, 1996.

    f. The attached public release statement regarding the reasons for KADONADA's departure from USF will be issued upon execution of this Agreement.

    g. If requested by KADONADA by May 15, 1995, USF shall release its interest in those certain Collateral Assignments and waive its rights under those certain Split-Dollar Insurance Agreements entered into effective August 2, 1993 between USF on the one hand, and George Kadonada and Sandra A. Kadonada, as trustees, and Howard S. Singer, as trustee, on the other hand (the "Split-Dollar Agreements"), to recover from the trustee(s) and/or Kadonada upon Kadonada's termination of employment the amounts previously paid by USF for the life insurance coverage afforded to Kadonada and his spouse under the policies described in the Split-Dollar Agreements, or to require that the trustee(s) transfer to USF their entire interests in such policies. Kadonada and/or the respective trustees will thereafter assume responsibility for all premium payments and other obligations. In addition, KADONADA shall be entitled, at no cost to USF, to participate in any insurance benefits continuation programs generally made available to former employees of USF.

    h. Upon execution of this Agreement, USF shall transfer ownership to KADONADA of the two cellular phones, notebook computer and fax machine, all of which are now in his possession.

    i. USF will match any contributions made by KADONADA to his accounting under USF's 401(k) plan through March 1, 1995 up to $9,000.

    j. KADONADA will continue to be indemnified by USF as an officer and director with respect to any act or event which occurred prior to his resignation from USF.

    k. KADONADA shall be entitled to exercise his vested employee stock options in accordance with the requirements, terms and conditions of the Stock Option Plans and Stock Option Agreements under which such options were issued to him.

II.  KADONADA TO USF
     ---------------
    l. Simultaneously with the execution of this agreement, KADONADA will submit his resignation as an employee, Chief Executive Officer, and member of the Board of Directors of USF and its subsidiaries. These resignations shall be effective at 12:00 p.m. on March 20, 1995, provided that the payments provided for in paragraphs a. and b. above have been made. KADONADA shall receive his March 15, 1995 paycheck, but shall be entitled to no additional regular compensation for services rendered to USF.

    m. KADONADA will be available to USF during the next 60 days to respond to reasonable requests for information or advice with respect to winding up his employment at USF.

    n. Except for stock options granted KADONADA by USF, KADONADA agrees to, and does hereby release and relinquish, any and all rights or claims he may have under that certain Employment Agreement between KADONADA and USF dated November 1, 1991; under that certain Amendment No. 1 to Employment Agreement between KADONADA and USF dated August 2, 1993; under those certain Split Dollar Insurance Agreements effective as of August 2, 1993; under that certain Amendment No. 2 to Employment Agreement between KADONADA and USF dated August 2, 1994; and under that certain

         Severance Agreement between KADONADA and USF dated May 24, 1994.

    o. Other than as specifically set forth in this Agreement, KADONADA agrees to, and does, hereby relinquish any and all rights or claims he has under any other existing contract, benefit, privilege, or agreement with USF with respect to any subject.

         3.  Tax Consequences of Settlement and Release.  The parties, in good
             ------------------------------------------
faith, have allocated the settlement monies being paid under this Agreement between the contractual claims under the Employment and Severance Agreement, and the tort and tort-type claims KADONADA has asserted both under Paragraph 13 and with respect to the alleged defamatory statements he claims were made by one or more Board members. Accordingly, the $515,000 in compensatory damages is to compensate KADONADA for the alleged emotional distress, personal injuries, libel, defamation, embarrassment, and humiliation which he claims he has suffered as a result thereof. However, KADONADA expressly understands and agrees that he will be solely responsible for the payment of any taxes due on said compensatory damage payment, if all or part of said compensatory damages are later determined to be subject to either state or federal taxes by any taxing authority. KADONADA agrees to, and does hereby indemnify and hold USF and their successors harmless, from any claims made by any state or federal agency for any tax deductions not made or monies not withheld on said compensatory damage payment and all costs, expenses and attorneys' fees which USF may incur in connection with any such claim or by reason of having to enforce this indemnity and hold harmless provision.

          4.  No Other Complaint, Charge, Lawsuit or Claim.  KADONADA represents
              --------------------------------------------
that he has not filed any complaint, charge, lawsuit or claim for benefits against USF, or against (1) any current or former director, officer, agent, employee or representative of USF; (2) any affiliated or related entities of USF; or (3) the employees of said related entities with any governmental agency or any court. KADONADA represents that he will not file any complaint, charge, lawsuit, or claim for benefits against any of these entities or persons at any time hereafter for any act or event occurring prior to the date of this Agreement, and that if any agency or court assumes jurisdiction of any complaint, charge or lawsuit against any of these entities or persons on behalf of KADONADA or USF, KADONADA will request such agency or court to withdraw from the matter; provided, however, this shall not limit KADONADA or USF from initiating arbitration pursuant to Paragraph 17 hereof for the purpose of enforcing their rights under this Agreement.

          5.  Confidentiality.  KADONADA acknowledges that the terms and amount
              ---------------
of this Agreement are to remain completely confidential. Except as requested by legal process, KADONADA represents and agrees that he will not disclose any information concerning this Agreement to anyone, including past, present or future employees of USF, excluding only KADONADA's family, attorney and tax advisor, provided that his family, attorney and tax advisor have been specifically instructed not to disclose such information to any other person and have agreed to be bound by this confidentiality provision. KADONADA agrees that he will state only that he has resigned from USF pursuant to an amicable resolution of all issues between him and USF.

          Subject to the public reporting requirements that USF has under the disclosure and reporting rules of the Securities and Exchange Commission, and/or other similar laws or regulations, USF hereby acknowledges and agrees that the terms of this Agreement, and the circumstances surrounding its execution, are to remain confidential.

USF agrees and represents that it will not disclose any information concerning this Agreement to anyone (unless required by the legal processes identified above), including past, present or future employees of USF and excluding only USF's attorneys, tax advisors or the Board of Directors as they may exist on the execution date of this Agreement. USF further represents that all employees, attorneys, tax advisors, agents and directors with knowledge of the Agreement or the events leading to the Agreement and resignation, have been instructed not to disclose any information contained in the Agreement or to comment further regarding the circumstances surrounding its execution and they have agreed to be bound by this confidentiality agreement. USF further states that those with knowledge of these circumstances and this Agreement may only state that pursuant to an amicable resolution of all issues, Kadonada has agreed to resign from the company. Specifically excluded from the representations set forth in this paragraph are the Board's Minutes and any public statement that has been mutually agreed to by counsel pursuant to this Agreement.

          6.  Mutual Release.  In consideration of the foregoing, KADONADA to
              --------------
USF, and USF to KADONADA, and each to the other, hereby irrevocably and unconditionally releases, acquits and forever discharges each other and their assigns, owners, partners, directors, officers, current or former employees, agents, independent contractors, representatives, attorneys and all persons acting by, through, under or in concert with any of them from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs) actually incurred of any nature whatsoever, known or unknown, suspected or unsuspected ("Claim" or "Claims") which each now has, owns or holds, or claims to have based upon any event or occurrence arising out of, or related to KADONADA's employment by USF or separation from USF, or based upon or arising out of any agreement identified in paragraph 2 II(o) hereof or based upon any event or occurrence arising prior to the date hereof.

          This release includes any claim for age discrimination by KADONADA based on any federal or state statute. KADONADA recognizes that he has 21 days under federal law to review this release prior to signing it. On advice of his
counsel, he expressly waives this waiting period   /s/ GK   (initials).
                                                 ----------

          The releases contained in paragraphs 6 and 7 of this Agreement shall not be effective until the sums provided for in paragraphs 2 I. a. and 2 I. b. have been made. Furthermore, KADONADA also understands that he may revoke this
                             -------------------------------------------------
release and settlement at any time within seven days after he signs it.
- - - - ----------------------------------------------------------------------

          7.  Waiver Under Civil Code Section 1542.  Except for stock options
              ------------------------------------
granted KADONADA by USF, USF and KADONADA expressly waive and relinquish all rights and benefits afforded by Section 1542 of the Civil Code of the State of California, and do so understanding and acknowledging the significance and consequence of such specific waiver of Section 1542. Section 1542 of the Civil Code of the State of California states as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

          8.  No Solicitation, No Hire.
              ------------------------

          (a) For a period of four months commencing the date this Agreement is executed, KADONADA will not solicit, or directly or indirectly enter into any medical stop-loss, medical provider, excess or reinsurance business with any client, TPA, broker, ceding company or insured of USF.

          (b) For a period of nine months commencing the date this Agreement is executed, KADONADA will not solicit, or directly or indirectly enter into the medical stop-loss, medical provider excess or reinsurance business with The Continental Insurance Company in competition with USF.

          (c) For a period of four months commencing the date this Agreement is executed, KADONADA will not solicit, or hire any manager or technical/professional employee as defined below:

              (i) "manager" or "managerial employee" means any officer, department head, manager, or supervisor; (ii) "technical" or "professional employee" means any underwriter, underwriting assistant, technical assistant, claims examiner, claims auditor, computer programmer, programmer analyst or systems analyst, accountant or attorney or paralegal.

          9.  Trade Secret and Proprietary Information.  KADONADA agrees to
              ----------------------------------------
continue to abide by any previously executed confidentiality or proprietary agreement and hereby independently agrees that he shall not disclose to anyone, or attempt to use, any USF proprietary or trade secret information which specifically includes:

              (i) USF's proprietary software defined as: the USBenefits CAP premium accounting and underwriting system and the USF RE "Vision Re" property and casualty facultative processing system, also known as IDP, and any modifications and/or enhancements to the same, as well as the historical data associated with such systems, unless such information can be obtained through commercial sources.

              (ii) Information contained in databases which is unique to USF, whether such databases were created by the Company or purchased or licensed.

              (iii) USF's underwriting, rating and pricing manuals, including, but not limited to, the USBenefits Insurance Services, Inc. Rating Manual.

              (iv) Information from the USF's files regarding USF's producers, product distributors and customers, including, but not limited to, TPA and broker and intermediary profiles, policyholder information and claimant information.

              (v) USF's claims development information and claims completion factors as derived from USF's experience.

              (vi)  USF's forms or manuals.

          (vii) Nothing contained herein shall be deemed to limit KADONADA's right to use or disclose to a third party information, data, databases or software which is available for purchase or license.

          (viii) Nothing contained herein shall be deemed to limit KADONADA's right to use or disclose to third parties information (i) generally known or available to the public, except when such knowledge or availability is the result of an unauthorized disclosure hereunder, (ii) disclosed to KADONADA without similar restriction by a third party who has a right to make such a disclosure, (iii) is independently generated by KADONADA and not derived form confidential information.

          10.  No Assignment.  KADONADA represents and warrants that he has not
               -------------
heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any Claim or any portion thereof, or interest therein, and agrees to indemnify, defend and hold Releasees harmless from and against any and all Claims, based on or arising out of any such assignment or transfer, or purported assignment or transfer of any Claims or any portion thereof or interest therein.

          11.  No Representation.  KADONADA represents and acknowledges that in
               -----------------
executing this Agreement he does not rely, and has not relied, upon any representation or statement not set forth herein made by any of the Releasees or by any of the Releasees' agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

          12.  Binding Agreement.  This Agreement, together with the Release
               -----------------
herein contained, shall be binding upon KADONADA and USF and upon their heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of Releasees and each of them, and to their heirs, administrators, representatives, executors, successors and assigns.

          13.  California Law.  This Agreement shall in all respects be
               --------------
interpreted, enforced and governed under the laws of California. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against KADONADA or USF.

          14.  Severability.  Should any of the provisions of this Agreement be
               ------------
declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

          15.  Terms.  As used in this Agreement, the masculine, feminine or
               -----
neuter gender and singular or plural number shall be deemed to include the others whenever the context so indicates or requires.

          16.  Entire Understanding.  This Agreement sets forth the entire
               --------------------
Agreement between KADONADA and USF, and each of them, and fully supersedes any and all prior agreements or understandings between KADONADA and USF pertaining to the subject matter hereof.

          17.  Arbitration.  Any dispute arising as a result of this Agreement
               -----------
or regarding the interpretation or application of this Agreement, or any act which allegedly has or would violate any provision of this Agreement must be submitted as a general reference pursuant to California Code of Civil Procedures section 638(1) to arbitration in

Orange County, California in accordance with the rules of Judicial Arbitration and Mediation Service as the exclusive remedy for such claim or dispute. Either party may make this request by serving on the other, in writing, a request to arbitrate. Within 30 days after such service, either party may institute proceedings in State Court to enforce this clause by filing appropriate papers. If the parties cannot mutually select a judge from the arbitration panel, the Court shall make the selection. The decision of the arbitrator will be final, and it may then be entered as a superior court judgment (CCP 644) from which either party may appeal pursuant to CCP 645.

          18.  Headings.  The headings of this Agreement are for purposes of
               --------
reference only and shall not limit or define the meaning of the provisions of this Agreement.

          19.  Attorneys' Fees.  In any proceeding of any type between KADONADA
               ---------------
and USF arising as a result of this Agreement or for a breach of this Agreement or to enforce the terms of this Agreement, the prevailing party in such proceeding shall be awarded its reasonable costs and expenses, not limited to taxable costs and expenses, and reasonable attorneys' fees.

          20.  Survival of Rights and Obligations.  The releases set forth in
               ----------------------------------
this Agreement do not apply to any rights or obligations arising out of this Agreement, and all such rights and obligations shall survive the execution of this Agreement.

          21.  Tax Reporting and Audit.  For federal and state tax reporting
               -----------------------
purposes, the parties hereto agree to allocate the amounts paid hereunder in the manner determined by and set forth in this Agreement. Each party hereto will immediately notify the other in the event of any audit or examination regarding payments made hereunder.

          22.  Voluntary Agreement.  KADONADA REPRESENTS AND AGREES THAT HE
               -------------------
FULLY UNDERSTANDS HIS RIGHT TO DISCUSS ALL ASPECTS OF THIS AGREEMENT WITH HIS PRIVATE ATTORNEY, THAT HE HAS AVAILED HIMSELF OF THIS RIGHT, THAT HE HAS CAREFULLY READ AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THIS AGREEMENT, AND THAT HE IS VOLUNTARILY ENTERING INTO THIS AGREEMENT.

          Executed at Costa Mesa, California, this 10th day of March, 1995.

                                                    GEORGE KADONADA

                                                    /s/ George Kadonada
                                                    -------------------

          Executed at Costa Mesa, California, this 10th day of March, 1995.

                                                    US FACILITIES CORPORATION

                                                    By:  /s/ Jose A. Velasco
                                                       -----------------------
                                                        Jose A. Velasco
                                                        Senior Vice President

APPROVED AS TO FORM:
- - - - -------------------
March 10, 1995

LUCE, FORWARD, HAMILTON               GIBSON, DUNN & CRUTCHER
    & SCRIPPS


 By:  /s/ G. Edward Arledge           By:  /s/ Dennis A. Gladwell
      ---------------------                ----------------------
      G. Edward Arledge                    Dennis A. Gladwell

Attorneys for George Kadonada         Attorneys for US Facilities Corporation

                           ACKNOWLEDGMENT OF RECEIPT
                           -------------------------

          I, George Kadonada, hereby acknowledge my receipt on March 10, 1995, of a copy of the foregoing SETTLEMENT AGREEMENT AND GENERAL RELEASE (the "Agreement") between myself and US Facilities Corporation. I hereby expressly acknowledge and understand that under the Age Discrimination in Employment Act, as amended by the Older Worker's Benefit Protection Act ("ADEA Waiver"), I am entitled to twenty-one (21) days, to consider the ADEA Waiver contained in the Agreement (paragraph 6) and seven (7) days from the date of execution of the Agreement to revoke the ADEA Waiver, and further acknowledge that the ADEA Waiver shall not become effective until the expiration of such seven-day period.

DATED:  March 10, 1995

/s/ George Kadonada
- - - - -------------------
George Kadonada

Witnessed by:

/s/ Hisam Zaza
- - - - --------------



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